          Certificate of Amendment of the Certificate of Incorporation
                                       of
                       InKine Pharmaceutical Company, Inc.
                Under Section 805 of the Business Corporation Law

--------------------------------------------------------------------------------

         It is hereby certified that:

         FIRST: The name of the corporation is InKine Pharmaceutical Company, Inc.

         SECOND: The certificate of incorporation of the corporation was filed with the Department of State under the name "Panax Pharmaceutical Company Ltd." on May 27, 1993.

         THIRD: The certificate of incorporation is hereby amended to increase the total number of authorized shares of Common Stock from 50,000,000 shares to 75,000,000 shares, as authorized in Subdivision 7 of Section 801 of the Business Corporation Law, to delete Article "FOURTH" in its entirety and to effect the following Article FOURTH:

                "FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is: (a) Seventy-Five Million (75,000,000) shares of Common Stock, all of which shall have a par value of One Hundredth ($0.0001) of a cent; and (b) Five Million (5,000,000) shares of Preferred Stock all of which have a par value of One Hundredth ($0.0001) of a cent. The Board of Directors is authorized to file an amendment to the certificate of incorporation of the corporation under Section 805-A of the BCL setting forth the designations of each series and the variations in the relative rights, preferences and limitations of each series of preferred stock without further action by the shareholders of the corporation."

         FOURTH: The foregoing amendment of the certificate of incorporation of the corporation was authorized by the vote in writing of all the members of the Board of Directors of the corporation, followed by the vote of the holders of at least a majority of all the outstanding shares of the corporation entitled to vote on the said amendment of the certificate of incorporation.

         IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by us and are true and correct.

                                         InKine Pharmaceutical Company, Inc.



Date: May 7, 2001                        /s/ Leonard S. Jacob, M.D., Ph.D.
                                         --------------------------------------
                                         By:      Leonard S. Jacob, M.D., Ph.D.
                                         Title:   Chairman of the Board and
                                                  Chief Executive Officer

                                and


                                         /s/ Robert F. Apple
                                         --------------------------------------
                                         By:      Robert F. Apple
                                         Title:   Secretary

          Certificate of Amendment of the Certificate of Incorporation
                                       of
                        Panax Pharmaceutical Company Ltd.
                Under Section 805 of the Business Corporation Law

--------------------------------------------------------------------------------

         It is hereby certified that:

         FIRST: The name of the corporation is Panax Pharmaceutical Company Ltd. (the "Corporation").

         SECOND: The Certificate of Incorporation of the Corporation was filed with the Department of State on May 27, 1993.

         THIRD: The Certificate of Incorporation is hereby amended as authorized in Subdivision 1 of Section 801 of the Business Corporation Law, to change the name of the Corporation in its entirety by deleting Article "FIRST" in its entirety and effecting the following Article FIRST:

                "FIRST: The name of the corporation is InKine
                Pharmaceutical Company, Inc."

         FOURTH: The Certificate of Incorporation is hereby amended as authorized in Subdivision 7 of Section 801 of the Business Corporation Law, to change the authorized capitalization of the Corporation by deleting Article "FOURTH" in its entirety and effecting the following Article FOURTH:

                "FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is (a) Fifty Million (50,000,000) shares of Common Stock, all of which shall have a par value of One Hundredth ($.0001) of a cent; and (b) Five Million (5,000,000) shares of Preferred Stock, all of which shall have a par value of One Hundredth ($.0001) of a cent, in series and the authority to establish and fix the designations of each series and the variations in the relative rights, preferences and limitations as between series shall be vested in the Board of Directors of the Corporation. The Board of Directors is authorized to file an amendment to the Certificate of Incorporation of the Corporation under Section 805-A of the BCL setting forth the designations of each series and the variations in the relative rights, preferences and limitations of each series of preferred stock without further action by the shareholders of the Corporation."

         FIFTH: The foregoing amendment of the Certificate of Incorporation of the Corporation was authorized by the vote of the directors of the Corporation at a duly convened meeting of the Board of Directors of the Corporation, followed by the vote of the holders of at least a majority of all the outstanding shares of the Corporation entitled to vote on the said amendment of the Certificate of Incorporation.

         IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by us and are true and correct.

Dated as of October 30, 1997.

                                             Panax Pharmaceutical Company Ltd.

                                             /s/ Taffy James Williams
                                             -----------------------------------
                                             By: Taffy James Williams, President

                                             /s/ Tanya Akimova
                                             -----------------------------------
                                             By: Tanya Akimova, Secretary

          Certificate of Amendment of the Certificate of Incorporation
                                       of
                        Panax Pharmaceutical Company Ltd.
                Under Section 805 of the Business Corporation Law

--------------------------------------------------------------------------------

         It is hereby certified that:

         FIRST: The name of the corporation is Panax Pharmaceutical Company Ltd.

         SECOND: The Certificate of Incorporation of the corporation was filed by the Department of State on May 27, 1993.

         THIRD: Article FOURTH of the Certificate of Incorporation is hereby amended to state as follows:

                "FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is Ten Million (10,000,000), each with a par value of $.0001."

         FOURTH: The effect of the amendment is to reduce the authorized but unissued 10,000,000 shares, par value $.0001, of capital stock to 8,000,000 shares of the same par value, and there is no change in the presently issued 2,000,000 shares of capital stock, par value $.0001.

         FIFTH: The amendment to the Certificate of Incorporation was authorized by the unanimous consent of the Directors of the corporation followed by a vote of the holders of a majority of all the outstanding shares of the corporation entitled to vote on the said amendment of the Certificate of Incorporation.

         IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by us and are true and correct.

                                                       /s/ David Zaretsky
                                                       -------------------------
                                                       David Zaretsky, President

                                                       /s/ Norman Eisner
                                                       -------------------------
                                                       Norman Eisner, Secretary

Date: October 28, 1994

          Certificate of Amendment of the Certificate of Incorporation
                                       of
                        Panax Pharmaceutical Company Ltd.
                Under Section 805 of the Business Corporation Law

--------------------------------------------------------------------------------

         It is hereby certified that:

         FIRST: The name of the corporation is Panax Pharmaceutical Company Ltd.

         SECOND: The certificate of incorporation was filed with the Department of State on May 27, 1993.

         THIRD: The Certificate of Incorporation is hereby amended as authorized in Subdivision 11 of Section 801 of the Business Corporation Law, to effect the following amendment:

                The authorized capital of the corporation is reduced from Twenty Million (20,000,000) to Twelve Million (12,000,000) shares of Common Stock, par value One Hundredth ($.0001) of a cent, which the corporation shall have the authority to use.

         FOURTH: To further accomplish such amendment Paragraph "FOURTH" of the certificate of the incorporation relating to the capital stock of the corporation is hereby amended as follows:

                "FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is Twelve Million (12,000,000), all of which shall have a par value of One Hundredth ($.0001) of a Cent."

         FIFTH: The stated capital of the corporation is reduced from $1,000 to $200 by a change of Ten Million (10,000,000) authorized and issued shares of Common Stock par value One Hundredth ($.0001) of a Cent into Two Million (2,000,000) issued shares of Common Stock of the same par value at a rate of five shares into one share, a rate of one-fifth (1/5) of a new share for each share issued and outstanding. The Ten Million (10,000,000) authorized and unissued shares of Common Stock par value One Hundredth ($.0001) of a cent remains unchanged.

         SIXTH: The foregoing amendment of the certificate of incorporation of the corporation was authorized by the vote in writing of all the members of the Board of Directors of the corporation, followed by the vote of the holders of at least a majority of all the outstanding shares of the Corporation entitled to vote on the said amendment of the certificate of incorporation.

         IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by us and are true and correct.

August 30, 1994

                                                      /s/ David Zaretsky
                                                      --------------------------
                                                      David Zaretsky, President

                                                      /s/ Norman Eisner
                                                      --------------------------
                                                      Norman Eisner, Secretary

                          CERTIFICATE OF INCORPORATION

                        PANAX PHARMACEUTICAL COMPANY LTD.

--------------------------------------------------------------------------------

Under Section 402 of the Business Corporation Law.

         The undersigned, for the purpose of forming a corporation pursuant to
Section 402 of the Business Corporation Law of the State of New York, does hereby certify and set forth:

         FIRST: The name of the corporation is PANAX PHARMACEUTICAL COMPANY LTD.

         SECOND: The purposes for which the corporation is formed are:

         To engage in any lawful act or activity for which corporations may be organized under the business corporation law, provided that the corporation is not formed to engage in any act or activity which requires the act or approval of any state official, department, board, agency or other body without such approval or consent first being obtained.

         To carry on a general mercantile, industrial, investing and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of and generally deal in and with at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, or in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed and other real, personal and mixed property of any and all kinds, together with the components, resultants, and by-products thereof.

         To create, manufacture, contract for, buy, sell, import, export, distribute, job and generally deal in and with, whether at wholesale or retail, and as principal, agent, broker, factor, commission merchant, licensor, licensee or otherwise, any and all kinds of goods, wares, and merchandise, and in connection therewith or independent thereof, to establish and maintain, by any manner or means, buying offices, distribution centers, specialty and other shops, stores, mail-order establishments, concessions, leased departments, and any and all other departments, sites and locations necessary, convenient or useful in the furtherance of any business of the corporation.

         To develop, experiment with, manufacture, fabricate, produce, assemble, buy, lease or otherwise acquire, hold, own, operative, use, install, equip, maintain, service, process, possess, repossess, remodel recondition, transport, import, export, sell, lease or otherwise dispose of any generally to deal in and with any and all kinds of raw materials, products, manufactured articles and products, equipment, machinery, devices, systems, parts, tools and implements, apparatus, and goods, wares merchandise and tangible property of every kind, used or capable of being used for any purpose whatsoever, and wheresoever located.

         To establish, maintain and conduct a general service organization to purchase, promote and exploit technology from all over the world, particularly from the Commonwealth of Independent States (CIS) especially Russia; to exploit and patent such technology in the CIS and the rest of the world; and to deal in various chemical technologies, particularly those having to do with unstable regimes. To maintain executive and operating personnel for the aforementioned purpose and generally to do everything ordinarily done by those engaged in a similar line of business.

         To establish, maintain and conduct a general service organization to utilize, collect, analyze, synthesize and use various plants, trees and bark found in the Commonwealth of Independent States (CIS), especially Russia, and also to deal in all ways of ethnobotanicals including using them medically. Nothing herein shall be deemed to authorize this corporation to practice the profession of medicine or any other profession required to be licensed under Title VIII of the Education Law.

         To acquire by purchase, subscription, underwriting or otherwise, and to own, hold for investment, or otherwise, and to use, sell, assign, transfer, mortgage, pledge, exchange or otherwise dispose of real and personal property of every sort and description and Wheresoever situated, including shares of stock, bonds, debentures, notes, scrip, securities, evidences of indebtedness, contracts or obligations of any corporation or association, whether, domestic or foreign, or of any firm or individual or of the United States or any state, territory or dependency of the United States or any foreign country, or any municipality or local authority within or without the United States, and also to issue in exchange therefor, stocks, bonds or other securities or evidences of indebtedness of this corporation and, while the owner or holder of any such property, to receive, collect and dispose of the interest, dividends and income on or from such property and to possess and exercise in respect thereto all of the rights, powers and privileges of ownership, including all voting powers thereon.

         To construct, build, purchase, lease or otherwise acquire, equip, hold, own, improve, develop, manage, maintain, control, operate, lease, mortgage, create liens upon, sell, convey or otherwise dispose of and turn to account, any and all plants, machinery, works, implements and things or property, real and personal, of every kind and description, incidental to, connected with, or suitable, necessary or convenient for any of the purposes enumerated herein, including all or any part or parts of the properties, assets, business and goodwill of any persons, firms, associations or corporations.

         The powers, rights and privileges provided in this certificate are not to be deemed to be in limitation of similar, other or additional powers, rights and privileges granted or permitted to a corporation by the Business Corporation Law, it being intended that this corporation shall have all rights, powers and privileges granted or permitted to a corporation by such statute.

         THIRD: The office of the corporation is to be located in the County of New York, State of New York.

         FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is Twenty Million (20,000,000), all of which shall have a par value of One Hundredth ($0.0001) of a Cent.

         FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served on him is:

                           505 Park Avenue
                           Eighth Floor
                           New York, New York 10022

         SIXTH: The personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity is hereby eliminated except that such personal liability shall not be eliminated if a judgment or other final adjudication adverse to such director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the Business Corporation Law.

         IN WITNESS WHEREOF, this certificate has been subscribed to this 26th day of May, 1993 by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

                                                           /s/ Gerald Weinberg
                                                           ---------------------
                                                           GERALD WEINBERG
                                                           90 State Street
                                                           Albany, New York